                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           MOORE WALLACE INCORPORATED
             (Exact name of Registrant as specified in its charter)


               CANADA                               2761                            98-0154502
  (State or other jurisdiction of       (Primary Standard Industrial             (I.R.S. Employer
   incorporation or organization)        Classification Code Number)          Identification Number)

                                6100 VIPOND DRIVE
                          MISSISSAUGA, ONTARIO L5T 2X1
                                     CANADA
                                 (905) 362-3100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

       WALLACE COMPUTER SERVICES, INC. PROFIT SHARING AND RETIREMENT PLAN;
                 WALLACE COMMERCIAL PRINT 401(K) RETIREMENT PLAN
                              (full title of plan)

                             THEODORE J. THEOPHILOS
       EXECUTIVE VICE PRESIDENT, BUSINESS AND LEGAL AFFAIRS, AND SECRETARY
                              ONE CANTERBURY GREEN
                               STAMFORD, CT 06901
                                 (203) 406-3700
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

    TITLE OF EACH CLASS                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
    OF SECURITIES TO BE               AMOUNT TO BE        OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
         REGISTERED                   REGISTERED (1)        PER SHARE(2)            PRICE(2)             FEE
    -------------------               ------------        --------------      ------------------     ------------
     Common Shares............          2,000,000            $13.325              $26,650,000         $2,156.00

(1) This registration also includes such indeterminable additional shares as may become issuable pursuant to the anti-dilution provisions of the Wallace Computer Services, Inc. Profit Sharing and Retirement Plan and the Wallace Commercial Print 401(k) Retirement Plan (the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, pursuant to Rule 457(h) thereunder, based upon the average of the high and low prices of the Common Shares on May 28, 2003, as reported in the New York Stock Exchange Composite Quotation System.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

             (a) The latest Annual Report of Moore Corporation Limited (now known as Moore Wallace Incorporated) (the "Registrant" or the "Corporation") on Form 10-K for the fiscal year ended December 31, 2002 and the Plans' latest Annual Reports on Form 11-K for the fiscal year ended December 31, 2001;

             (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the foregoing Annual Report;

             (c) the description of the Corporation's Common Shares, no par value, which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Corporation or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective filing dates of such documents (such documents, and the documents referred to in (a)-(c) above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Canada Business Corporations Act (the "CBCA"), a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer or an individual acting in a similar capacity of another entity (an "indemnifiable person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (i) he or she acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be); and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An indemnifiable person is also entitled under the CBCA to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is subject because of his or her association with the corporation (or other entity, as the case may be) if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and he or she fulfills the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she fulfills the conditions set forth in (i) and (ii), above.

As permitted by the CBCA, the Corporation's bylaws require the Corporation to indemnify directors or officers of the Corporation, former directors or officers of the Corporation or other individuals who, at the Corporation's request, act or acted as directors or officers or in a similar capacity of another entity against all costs, charges, and expenses reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of their association with the Corporation or the other entity.

To be entitled to indemnification, the Corporation's bylaws state that such persons must have acted honestly and in good faith with a view to the best interest of the Corporation or the other entity as the case may be, and, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. The bylaws also authorize the Corporation to advance money to such individual for costs, charges and expenses of any such proceeding but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that such party is not entitled to indemnification. In the case of an action by or on behalf of the Corporation or the other entity, as the case may be, to procure a judgment in its favor to which the person is made a party because of the person's association with the Corporation or the other entity, as the case may be, if the individual fulfills the conditions set out in the Corporation's bylaws, the Corporation shall seek and obtain an approval of a court before indemnifying the person against costs, charges and expenses he or she reasonably incurred in connection with such action or prior to advancing any moneys to such individual.

The rights of indemnification provided by the Corporation's bylaws are not exhaustive and are in addition to any rights to which a director or officer may otherwise be entitled by contract or as a matter of law. Irrespective of the provisions of the bylaws of the Corporation, the Corporation may, at any time and from time to time, indemnify directors, officers, employees and other persons to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions.

The CBCA does not permit any limitation of a director's liability other than in connection with the adoption of an unanimous shareholder agreement which restricts certain powers of the directors. If such an unanimous shareholders agreement is adopted, the parties who are given the power to manage or supervise the management of the business and affairs of the corporation under such agreement assume all of the liabilities of a director under the CBCA. The Corporation has not adopted an unanimous shareholder agreement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

The Registrant will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

ITEM 9.  UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, as of this 2nd day of June, 2003.

                                    MOORE WALLACE INCORPORATED

                                    By: /s/ Theodore J. Theophilos
                                    --------------------------------------------
                                    Theodore J. Theophilos
                                    Executive Vice President, Business and Legal
                                    Affairs, and Secretary



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS AS OF JUNE 2, 2003 IN THE CAPACITIES INDICATED.

                        SIGNATURE                                                   TITLE
                        ---------                                                   -----
              /s/   Mark A. Angelson                                         Chief Executive Officer and Director
         ----------------------------------------                            (Principal Executive Officer)
                    MARK A. ANGELSON

              /s/   Mark S. Hiltwein                                         Executive Vice President and
         ----------------------------------------                            Chief Financial Officer
                    MARK S. HILTWEIN                                         (Principal Financial Officer)

              /s/  Richard T. Sansone                                        Senior Vice President and Controller
         ----------------------------------------                            (Principal Accounting Officer)
                   RICHARD T. SANSONE

              /s/ Robert F. Cummings, Jr.
         ----------------------------------------                            Director
                  ROBERT F. CUMMINGS, JR.

              /s/   Ronald J. Daniels
         ----------------------------------------                            Director
                    RONALD J. DANIELS

             /s/  Alfred C. Eckert III
         ----------------------------------------                            Chairman of the Board
                  ALFRED C. ECKERT III

            /s/      Joan D. Manley
         ----------------------------------------                            Director
                     JOAN D. MANLEY

         ----------------------------------------                            Director
                 ANDREW J. MCKENNA, JR.

            /s/       John C. Pope
         ----------------------------------------                            Director
                      JOHN C. POPE

              /s/  Michael T. Riordan
         ----------------------------------------                            Director
                   MICHAEL T. RIORDAN

              /s/  Lionel H. Schipper
         ----------------------------------------                            Director
                   LIONEL H. SCHIPPER

              /s/    John W. Stevens
         ----------------------------------------                            Director
                     JOHN W. STEVENS

The Plans. Pursuant to the requirements of the Securities Act, the trustee or other person who administers the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut as of this 2nd day of June, 2003.

                                        Wallace Computer Services, Inc.
                                        Profit Sharing and Retirement Plan

                                        By: Wallace Retirement Plans Committee
                                             ----------------------------------,
                                        as plan administrator

                                        By:  /s/ Lewis M. Jacobson
                                             ----------------------------------
                                             Name:  LEWIS M. JACOBSON
                                             Title: COMMITTEE MEMBER



                                        Wallace Commercial Print 401(k)
                                        Retirement Plan

                                        By: Wallace Retirement Plans Committee
                                            -----------------------------------,
                                        as plan administrator

                                        By:  /s/ Lewis M. Jacobson
                                             ----------------------------------
                                             Name:  LEWIS M. JACOBSON
                                             Title: COMMITTEE MEMBER

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number            Description of Exhibit
------            ----------------------
3.1               Articles of Continuance (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3/A No. 333-82728 filed on June 20, 2002).

3.2               Certificate of Amendment to Articles of Continuance.*

3.3               By-laws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on
                  Form S-4/A filed on April 14, 2003).

4.1               Debenture Purchase Agreement, dated as of December 12, 2000, between Moore Corporation Limited and Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.2 to the Quarterly
                  Report on Form 10-Q for the quarter ended September 30, 2001).

4.2               8.70% Subordinated Convertible Debenture, due June 30, 2009, issued to Chancery Lane/GSC
                  Investors L.P. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q
                  for the quarter ended September 30, 2001).

4.3               Standstill Agreement, dated December 21, 2000, among Moore Corporation Limited, Chancery
                  Lane/GSC Investors L.P. and CLGI, Inc. (incorporated by reference to Exhibit 4.4 to the
                  Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.4               Registration Rights Agreement, dated as of December 21, 2000, between Moore Corporation
                  Limited and Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.5 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.5               Registration Rights Agreement, dated as of December 28, 2001, between Moore Corporation
                  Limited, the GSC Investors listed on a schedule thereto and Chancery Lane/GSC Investors L.P.
                  (incorporated by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for
                  the year ended December 31, 2002 filed on February 13, 2003).

4.6               Indenture, dated as of March 14, 2003, between Moore North America Finance Inc. and Bank One,
                  N.A., as Trustee (incorporated by reference to Exhibit 4.6 to the Registrant's Registration
                  Statement on Form S-4/A filed on March 19, 2003).

23.1              Consent of PricewaterhouseCoopers LLP.*

23.2              Consent of Deloitte & Touche LLP. *

23.3              Consent of Washington, Pittman & McKeever.*




* Filed herewith